UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2010
Commission file number 1-5111
THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0538550 (I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (330) 682-3000
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As was discussed in The J. M. Smucker Company’s (the “Company”) press release dated June 17, 2010, while the Company’s four reportable segments will remain the same for fiscal 2011, the calculation of segment profit will be modified to include intangible asset amortization and impairment charges related to segment assets, along with certain other items in each of the segments. These items were previously considered corporate expenses and were not allocated to the segments. This change in calculation more accurately aligns the segment financial results with the responsibilities of segment management, most notably in the area of intangible assets.
Attached as Exhibit 99.1 to this Current Report on Form 8-K are the unaudited reportable segment profit calculations for the quarterly periods in fiscal 2010 and 2009 calculated consistently with the methodology that will be used in fiscal 2011.
The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or Securities Act of 1933, as amended, except as expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Reportable Segments Supplemental Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010	THE J. M. SMUCKER COMPANY
/s/ Mark R. Belgya
BY MARK R. BELGYA
Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Unaudited Reportable Segments Supplemental Information